Exhibit 99.1

MaxCyte Announces CEO Transition and Updates Revenue Guidance for 2023

Doug Doerfler, President and CEO, to Retire Effective December 31, 2023; will continue to serve as an advisor to MaxCyte

Maher Masoud, EVP, Head of Global Business Development and Chief Counsel, to Succeed Mr. Doerfler as President and CEO, Effective January 1, 2024

MaxCyte is reiterating 2023 expected core business revenue of $28-30 million, and the Company now expects to exceed prior SPL program-related guidance, with revenue of at least $10 million

ROCKVILLE, MD, December 11, 2023 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics and innovative bioprocessing applications, today announced that Maher Masoud has been named President and Chief Executive Officer of MaxCyte, succeeding Doug Doerfler, who will retire as President and Chief Executive Officer, effective January 1, 2024. Mr. Masoud, currently the Company’s EVP, Head of Global Business Development and Chief Counsel, will also serve as a director on MaxCyte’s Board of Directors. Mr. Doerfler will step down from the Board of Directors upon his retirement and will remain an advisor to the Company.

Mr. Doerfler founded MaxCyte in 1999 and served as CEO for 24 years, leading the Company from initial technology concept through to the commercialization of its flow electroporation technology. Mr. Doerfler’s team built MaxCyte into a leading cell-engineering company with a significant number of customers and partners, leveraging MaxCyte’s non-viral delivery platform in their pre-clinical and clinical work. During his tenure, Mr. Doerfler steered MaxCyte through numerous key events including initial public offerings on the UK AIM Exchange and U.S. NASDAQ Exchange, the development of the ExPERT instrument portfolio, and supporting the approval of CASGEVYTM, the first non-viral cell therapy product approved by the FDA.

“Consistent with the Board’s succession planning process, the Board identified Maher Masoud as a leader with a deep understanding of our technology and the cell and gene therapy industry who can continue to build on MaxCyte’s accomplishments. Having worked closely with Maher over the past seven years, we are confident in his abilities to assume the role of President and Chief Executive Officer of MaxCyte," said Richard Douglas, chairman of the Board. "On behalf of the Board, I would also like to acknowledge Doug’s exceptional contributions to, and leadership of, MaxCyte over the past 24 years. Throughout Doug’s tenure, MaxCyte grew to become the partner of choice to leading cell and gene therapy drug developers."

"It has been a privilege being part of MaxCyte's exceptionally talented team over the past 24 years as we've worked together to develop our proprietary flow electroporation technology, building MaxCyte into the successful company it is today," said Mr. Doerfler. "Maher has been instrumental in key initiatives at MaxCyte, including building out our roster of Strategic Platform Licenses. He has also played a key role across the operating areas of the Company, including sales, marketing, and business development. I am confident in the Board’s choice and Maher’s ability to execute and drive MaxCyte’s continued success in the years to come."

Mr. Masoud brings more than 25 years of experience in the biopharmaceutical industry, including 17 years as an attorney and general counsel, to his new role at MaxCyte. Mr. Masoud has most recently served as EVP, Head of Global Business Development and Chief Counsel at MaxCyte. During his tenure, MaxCyte’s SPL partnership model grew to include 23 partners, as of December 2023. Mr. Masoud started his biopharmaceutical career as a research associate with Glen Research, a Maravai company, before joining Human Genome Sciences as Director and Corporate Counsel, overseeing legal activities for the company’s global clinical trials, until its acquisition by GlaxoSmithKline. Prior to joining MaxCyte, he oversaw the operations of six business subsidiaries at Wellstat, a life science holding company. During his tenure at Human Genome Sciences and Wellstat, Mr. Masoud supported the launch of three FDA approved therapies, Benlysta®, Vistogard® and Xuriden®. Mr. Masoud  earned his Juris Doctor degree from Michigan State University College of Law after completing his Bachelor of Science degree in cell and molecular biology genetics from the University of Maryland.

"l am honored by the opportunity to lead MaxCyte. While working closely with Doug, the executive leadership team, and the Board over the past seven years, MaxCyte has grown to become the leading non-viral cell engineering company,” said Mr. Masoud. “I firmly believe in the broad and growing commercial opportunity for MaxCyte’s product line and the potential of our partners to bring meaningful product therapies to market. I look forward to leading our stellar team and continuing to build long-term shareholder value.”

Updated 2023 Revenue Guidance

MaxCyte is reiterating 2023 expected core business revenue of $28-30 million, and the company now expects to exceed prior SPL program-related guidance, with revenue of at least $10 million. Core business revenue consists of sales and leases of instrument and disposables to cell therapy and drug discovery customers and excludes any milestone revenues under SPL programs.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx ™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology platform, as well as scientific, technical, and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the leadership transition and statements regarding expected core business revenue and SPL Program-related revenue for the year ending December 31, 2023. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," “prospect,” "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the management transition, the timing and outcome of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and market acceptance and demand for our technology and products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on  March 15, 2023, as well as in discussions of potential risks, uncertainties, and other important factors in our most recent Quarterly report on Form 10-Q and the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser Gilmartin Group David Deuchler, CFA	+1 415-937-5400 ir@maxcyte.com
US Media Relations Seismic Valerie Enes Nominated Adviser and Joint Corporate Broker Panmure Gordon Emma Earl / Freddy Crossley Corporate Broking Rupert Dearden	+1 408-497-8568 +44 (0)20 7886 2500

UK IR Adviser ICR Consilium Mary-Jane Elliott Chris Welsh	+44 (0)203 709 5700 maxcyte@consilium-comms.com